United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2005

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)

Registrant's telephone number, including area code (215) 721-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[   ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

The information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Principal Officers

On May 25, 2005, Univest Corporation of Pennsylvania, parent company of Univest National Bank and Trust Co., issued a press release reporting the retirement of Alternate Director Dr. Richard Godshall, M.D., and the appointment of Mark Schlosser as his replacement. Mr. Schlosser is to fill the unexpired term of Dr. Godshall, M.D. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events

On May 25, 2005, Univest Corporation of Pennsylvania, parent company of Univest National Bank and Trust Co., issued a press release reporting the declaration of it’s second quarter dividend. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description of Document
99.1  Press release issued by Univest Corporation of Pennsylvania on May 25, 2005.

99.2  Press release issued by Univest Corporation of Pennsylvania on May 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

Date: May 25, 2005	By:	/s/ Wallace H. Bieler
Name: Wallace H. Bieler
Title: Chief Operation Officer and Chief Financial Officer